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                                 EXHIBIT 3.10


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                            CERTIFICATE OF AMENDMENT

                                     to the

                          CERTIFICATE OF INCORPORATION

                                       of

                          UNITED PETROLEUM CORPORATION

                Pursuant to the Delaware General Corporation Law

               United Petroleum Corporation hereby certifies that:

         A. The name of the Corporation is United Petroleum Corporation ( the "Corporation"), and its original Certificate of Incorporation was filed with the Secretary of the State of Delaware on May 19, 1970 under the name Don Reid Productions, Inc.

         B. The Certificate of Incorporation is hereby amended by striking out Article 3 in its entirety, and substituting in lieu thereof the new
Article 3 as follows:

                                  ARTICLE 3

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware now or hereafter permitted by law.

         C. The Certificate of Incorporation is hereby amended by striking out Article 4 in its entirety, and substituting in lieu thereof the new Article 4 as follows:

                                  ARTICLE 4

                  (A) The maximum number of shares of all classes of stock which the Corporation is authorized to have outstanding at any one time is 60,000,000 shares, of which 10,000,000 shares shall be preferred stock, par value $.01 per share, issuable in one or more classes or series (the "Preferred Stock"), and 50,000,000 shares shall be Common Stock, par value $.01 per share (the "Common Stock"0. All or any part of the Common Stock and Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.


                  (B) The Board of Directors is authorized to adopt resolutions at any time and from time to time dividing the


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Preferred Stock into one or more classes or series, which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as the Board may specify in such resolutions and as may mow or hereafter be permitted by Delaware law.

                  (C) Except as otherwise required by law, each holder of Common Stock shall be entitled to one vote for each share standing in such person's name on the books of the Corporation. Subject to the rights of any outstanding shares of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up the affairs of the Corporation, holders of Common Stock are entitled to receive pro rata the remaining assets of the Corporation, after the holders of outstanding shares of Preferred Stock having preferential rights to such assets have received in full the distributions to which they are entitled.

         D. The Certificate of Incorporation is hereby amended by adding the following new Articles 6, 7, 8 and 9 as follows:

                                  ARTICLE 6

                  (A) Number, election and terms of Directors. Except as otherwise fixed by or pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1999, with each director to hold office until his or her successor shall have been duly elected and qualified. At each meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election or until his or her successor shall have been duly elected and qualified.



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                  (B) Newly created directorships and vacancies. Except as
otherwise provided for or fixed by or pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                  (C) Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                  (D) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this
Article 6.

                                  ARTICLE 7

                  (A) Calling of Special Stockholders Meetings. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by written requests signed, dated and delivered to the Secretary of the Corporation by the holders of record of at least 35% of all the votes entitled to be cast on the issues proposed to be considered at the meetings and describing the purposes for which it is held.

                  (B) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote



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generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article 7.

                                  ARTICLE 8

                  (A) Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation, no later that the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a stockholders' notice must be delivered to or mailed and received at the principal business office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of stockholders; provided, however, that in the event that less than seventy (70) days' notice of the date of the meeting is given to stockholders by notice or prior public disclosure, notice to a stockholder, to be timely, must be received by the Corporation not later than the close of business on the tenth day following the day on which the Corporation gave notice or made a public disclosure of the date of the annual meeting of the stockholders. A stockholders' notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article 8. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article 8 and if he should so determine, he shall so declare to the meeting and any such business not properly before the meeting shall not be transacted.

                  (B) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of


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the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article 8.

                                  ARTICLE 9

                  (A) Eligibility to Make Nominations. Nominations of candidates for election as directors of the Corporation at any meeting of stockholders called for election of directors, in whole or in part (an "Election Meeting"), may be made by the Board of Directors ("Board") or by any stockholder entitled to vote generally in the election of directors at such Election Meeting.

                  (B) Procedure for Nomination by the Board of Directors. Nominations made by the Board shall be made as provided in the ByLaws.

                  (C) Procedure for Nomination by Stockholders. Any stockholder who intends to make a nomination at the Election Meeting shall deliver a timely notice to the Secretary of the Corporation by the deadline set forth below setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. To be timely, a stockholders' notice for an Election Meeting that also will be an annual meeting shall be received at the principal business office of the Corporation no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, or if the Election Meeting will be a special meeting of stockholders, then to be timely, a stockholders' notice must be delivered to or mailed and received at the principal business office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event less than seventy (70) days' notice of the date of the meeting is given to stockholders by notice or public disclosure, notice by a stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which the Corporation gave notice or made a public disclosure of the date of the meeting.

                  (D) Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Article 9 and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.


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                  (E) Determination of Compliance with Procedures. If the
Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

                  (F) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this
Article 9.

         E. The foregoing Amendments to the Certificate of Incorporation were authorized pursuant to Section 141 of the Delaware Corporation Law by the affirmative vote of a majority of the Board of Directors of the Corporation present at a meeting at which a quorum was present followed by the written consent of holders of a majority of all of the outstanding shares of Common Stock of the Corporation entitled to vote on the said Amendments to the Certificate of Incorporation pursuant to Section 228 of the Delaware General Corporation Law. Written notice of such written consent has been given to stockholders in the manner set forth in Section 228(d) of the Delaware General Corporation Law.

         F. This Certificate of Amendment to the Certificate of Incorporation shall be effective upon the filing of same with the Secretary of the State of Delaware.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: March 14, 1997

                                      /s/ Michael F. Thomas
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                                      Michael F. Thomas, President


                                      /s/ Dwight S. Thomas
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                                      Dwight S. Thomas, Secretary